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                                                                 EXHIBIT 10.14

                           INDEMNIFICATION AGREEMENT



     THIS INDEMNIFICATION AGREEMENT (the "Agreement") is entered into as of this 28th day of April 1998, by and among Garden Fresh Restaurant Corp., a Delaware corporation (the "Company") and the persons listed on EXHIBIT A attached hereto (the "Selling Stockholders," and individually, a "Selling Stockholder").

                                   RECITALS

          WHEREAS, the Company contemplates a proposed public offering (the "Offering") and anticipates filing a registration statement (the "Registration Statement") pursuant to which it will register and sell 1,300,000 primary shares of its common stock (the "Primary Shares");

          WHEREAS, the Company believes that the relatively small number of shares it has trading in the public market has historically caused it to be generally ineligible as an investment holding for large institutional investors which type of investment activity the Company views as important to the trading liquidity for its Common Stock;

          WHEREAS, the underwriters of the Offering (the "Underwriters") have indicated that increasing the size of the Offering above the Primary Shares is desirable and in the best interests of Offering and the Company;

          WHEREAS, the Underwriters and the Company have had various discussions regarding dilution and have concluded that the issuance of significantly more than the Primary Shares, given recent trading prices for the Common Stock of the Company, is potentially dilutive on an earnings per share basis to the Company's currently issued and outstanding stock;

          WHEREAS, the persons that have been approached by the Company and its Board of Directors to sell in the Offering have been advised by the Underwriters and the Company that any stock sold by them in the Offering will be subject to the same underwriter's discount as that paid by the Company, which discount is materially greater than any discounts or commissions they would incur if they sold their shares of the Company's stock directly into the public market;

          WHEREAS, pursuant to the underwriting agreement by and among the Company, the Underwriters and the Selling Stockholders (the "Underwriting Agreement"), the Selling Stockholders will be required to make representations and warranties to the Underwriters and to provide indemnification to the Underwriters; and

          WHEREAS, the Company desires to increase the size of the Offering by having the Selling Stockholders sell shares of Common Stock of the Company in the Offering.

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                                   AGREEMENT

          NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.   INDEMNIFICATION.

          a. To the extent permitted by law, the Company will indemnify and hold harmless each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; or (iv) any breach of any representation or warranty in or any indemnification provided under the Underwriting Agreement, and the Company will pay to each such Selling Stockholder or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with the investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.a shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Selling Stockholder or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Selling Stockholder or controlling person. Finally, the Company shall not be liable for indemnity and shall have the right to recover defense costs previously forwarded under this Section 1.a to the extent that a court of competent jurisdiction shall have found in a final non-appealable judgment that the Violation arose primarily from the gross negligence or willful misconduct of the Selling Stockholder.

          b. To the extent permitted by law, each Selling Stockholder will indemnify and hold harmless the Company, each of its directors and officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, the other Selling Stockholders and any controlling person of any other Selling Stockholder, against any losses, claims, damages, or liabilities (joint or several) to which any of

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the foregoing persons may become subject, under the Securities Act, the
Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs (i) in reliance upon and in conformity with written information furnished by such Selling Stockholder expressly for use in connection with the Offering or (ii) as a result of actions or omissions of such Selling Stockholder which a court of competent jurisdiction finds in a final non-appealable judgment to constitute gross negligence or willful misconduct; and each Selling Stockholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.b, in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.b shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Selling Stockholder, which consent shall not be unreasonably withheld; PROVIDED, that in no event shall any indemnity under this subsection 1.b exceed the After Tax Net Proceeds (as defined in the Underwriting Agreement) from the Offering received by such Selling Stockholder.

          c.   Promptly after receipt by an indemnified party under this
Section 1 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.

          d. If the indemnification provided for in this Section 1 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; PROVIDED, that in no event shall any contribution by a Selling Stockholder under

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this subsection 1.d exceed the After Tax Net Proceeds from the Offering received by such Selling Stockholder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          e. The obligations of the Company and the Selling Stockholders under this Section 1 shall survive the completion of the Offering.

2. EXPENSES. The Company agrees to pay all expenses incurred by the Selling Stockholders in connection with the Offering including attorneys' fees for legal opinions required to be rendered on behalf of the Selling Stockholders in order for them to be able to participate in the Offering. Notwithstanding the foregoing, each Selling Stockholder shall pay the underwriter discounts incurred in connection with the shares sold by such Selling Stockholder in the Offering.

3. "MARKET STAND OFF" AGREEMENT. Each Selling Stockholder hereby agrees that, in addition to the lock-up agreement between such Selling Stockholder and the Underwriters (the "Lock-up"), that such Selling Stockholder will not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than donees who agree to be similarly bound) any securities of the Company held by such Selling Stockholder for 30 days beyond the expiration of the Lock-up.

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4.   MISCELLANEOUS.

          a. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the unanimous written consent of the Company and the Selling Stockholders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Selling Stockholder and the Company.

          b. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provisions in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          c. GOVERNING LAW. This Agreement and all acts and transactions pursuant thereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

          d. COUNTERPARTS. This Agreement may be executed by facsimile in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          e. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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     The parties have executed this Agreement as of the date first above written.


COMPANY:                               SELLING STOCKHOLDERS:


GARDEN FRESH RESTAURANT CORP.          ------------------------------
                                            (print name above)

 By:                                   Signature:
    ------------------------------                -------------------
    Michael P. Mack, President and
    Chief Executive Officer
                                       Name:
                                             ------------------------
                                                    (print)

                                       Title:
                                              -----------------------

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